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                                                                    EXHIBIT 99.1


                DVI, INC. EXTENDS BID PROCESS TO OCTOBER 3, 2003

                 COMPANY ALSO FILES MOTION FOR NEW DIP FACILITY


JAMISON, PA - September 17, 2003 - DVI, Inc. (OTC:DVIXQ) today announced that the U.S. Bankruptcy Court for the District of Delaware approved the extension of the bid process, which was set to close on September 18, 2003, to October 3, 2003. The Court also approved the extension of the auction to October 8, 2003 and the extension of the sale hearing to October 15, 2003. In order to facilitate the extensions, the Court approved two additional weeks of use of cash collateral, as well as an increase in the interim financing.

The Company said that the extensions will give potential purchasers additional time to evaluate the Company's assets and should, ultimately, lead to higher purchase offers.

The Company also filed a motion for approval of an additional debtor-in-possession (DIP) facility of up to $148 million to be provided by Goldman Sachs Credit Partners L.P. and Abelco Finance LLC. This financing, which would replace the Company's previously arranged $20 million DIP facility from Abelco, includes $20 million committed to providing advances to its asset-backed securitization subsidiaries. The Company said that the U.S. Bankruptcy Court for the District of Delaware will consider the motion to enter into the new DIP facility at a hearing on September 25, 2003.

All major constituencies joined to ask the Court for an overall plan for the case.

The case numbers for the Company's filings in the U.S. Bankruptcy Court for the District of Delaware are:

DVI, Inc. 03-12656
DVI Financial Services 03-12657
DVI Business Credit 03-12658

DVI is an independent specialty finance company for healthcare providers worldwide with $2.8 billion of managed assets. DVI extends loans and leases to finance the purchase of diagnostic imaging and other therapeutic medical equipment directly and through vendor programs throughout the world. DVI also offers lines of credit for working capital backed by healthcare receivables in the United States.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release includes "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of performance. The statements involve known and unknown risks and uncertainties, many of which are outside of DVI's control that may cause its actual results or outcomes to materially differ from such statements. The risks and uncertainties include but are not limited to the risks associated with negotiating a comprehensive restructuring of its debt, including the debt of its subsidiaries not included in the Chapter 11 proceeding; DVI's ability to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 case; DVI's ability to obtain court approval with respect to motions in the Chapter 11 proceeding it prosecutes from time to time; DVI's ability to fund its business plan and/or to raise additional financing on acceptable terms and conditions; its ability to retain customers; changes in economic and political conditions in the countries in which it operates; changes affecting the healthcare industry; litigation; currency fluctuations; inaccurate forecasts of customer or market demand; changes in the pricing of competitive products and services; highly competitive market conditions; changes in or developments under laws, regulations and licensing requirements in the countries in which DVI operates; volatility of its stock price; and other risks and uncertainties described in DVI's filings with the Securities and Exchange Commission which readers are urged to read carefully in assessing the forward-looking statements contained in this press release. These statements are made as of the date of this press release, and DVI undertakes no obligation to update or revise them, whether as a result of new information, future events or otherwise.

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